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                           [FORM OF LETTER OF CREDIT]

                                        [Date ETC's are issued]

                      Irrevocable Letter of Credit No. ____
                     Expiry Date: Not later than _____, 199_


TO:  NationsBank of Georgia, National Association
        Not individually but solely as Indenture Trustee
        under the Trust Indenture referred to below
     600 Peachtree Street, N.E.
     GA1-006-09-11
     Atlanta, Georgia  30308


          1. We hereby establish in your favor as trustee for the benefit of certain certificate holders (in such capacity, and together with any successors in such capacity under the Indenture referred to below, "YOU" or the "INDENTURE TRUSTEE") under the Trust Indenture and Security Agreement (Federal Express Trust No. __) (the "INDENTURE") dated as of ____________ __, 1994 between the Indenture Trustee and First Security Bank of Utah, National Association (the "OWNER TRUSTEE" or the "LESSOR"), this Irrevocable Letter of Credit ("LETTER OF CREDIT") for an aggregate amount up to but not to exceed ________________ United States dollars ($_______________) (the "STATED AMOUNT") available from time to time in the amounts and subject to the conditions hereinafter provided. Capitalized terms used in this Letter of Credit shall have the respective meanings as provided in Schedule I hereto.

          2. We hereby irrevocably authorize you to draw on us, in accordance with the terms hereinafter set forth, an amount on the relevant Settlement Date equal to (i) in



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the case of a Partial Draw, the Partial Draw Amount applicable to such
Settlement Date and (ii) in the case of a Final Draw, the Final Draw Amount applicable to such Settlement Date. You may effect multiple Partial Draws pursuant to paragraph 3(a)(ii)(A) hereof but only one Partial Draw pursuant to paragraph 3(a)(ii)(B) hereof and only one Final Draw pursuant to paragraph 3(b) hereof, provided that no drawing hereunder may exceed the Available Amount hereof on the date of such drawing. Only one drawing may be paid on any Settlement Date. The Available Amount shall automatically be reduced to zero on the Termination Date (after giving effect to any drawings permitted on such date). Each Partial Draw shall PRO TANTO automatically reduce the Stated Amount of this Letter of Credit and no reinstatement shall occur.

          3. Funds under this Letter of Credit are available to you from time to time from the date hereof to the Termination Date against presentation (by the time indicated below) of:
          (a) if the relevant drawing is a Partial Draw, (i) your draft in the form of Exhibit 1 hereto and (ii) a completed certificate signed in your name by any two persons purporting to be your Vice Presidents and/or Senior Vice Presidents in the form of (A) in the case of a Partial Draw pursuant to Section 6(b) of the Collateral Agreement, Exhibit 2 hereto, and (B) in the case of a Partial Draw pursuant to Section 6(d) of the Collateral Agreement, Exhibit 3 hereto; and
          (b) if the relevant drawing is a Final Draw, (i) your draft in the form of Exhibit 1 hereto and (ii) a completed certificate signed in your name by any two



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     persons purporting to be your Vice Presidents and/or Senior Vice Presidents in the form of Exhibit 4 hereto.

          4. Each draft and certificate shall be dated the date of presentation (which shall be a Business Day) and shall be presented at our office located at [__________________________________________________________________] (or at any
other office in New York, New York which may be designated by us by written notice delivered to you). If we receive any such draft and certificate at our above-specified office, all in conformity with the terms and conditions of this Letter of Credit, prior to 10:00 a.m. (New York City time) on any Business Day, we will honor the draft by [2:00] p.m. (New York City time) on the relevant Settlement Date. If we receive any such draft and certificate at such office on or after 10:00 a.m. (New York City time) on any Business Day, for all purposes hereof such draft and certificate shall be deemed presented on the next succeeding Business Day. Payment under this Letter of Credit will be made by wire transfer in Federal Funds to your account at ___________________ or such other account in New York, New York; Atlanta, Georgia; or _____________ that you may designate to us in writing. Following receipt of a draft and certificate which are not in conformity with this Letter of Credit, we will promptly notify you of such nonconformity and the reason therefor. By accepting this Letter of Credit, you agree (i) to deliver to us a certificate in the form of Exhibit 5 hereto promptly after the occurrence of (a) if no drawing hereunder is made pursuant to paragraph 3(a)(ii)(B) hereof, the first Payment Date occurring after the Exchange Date or (b) if the Exchange Date has not occurred and no drawing hereunder is made pursuant to paragraph 3(b) hereof, the date 30 days after the Cut-off Date and upon receipt of such certificate (but after giving



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effect to any Partial Draw theretofore made hereunder) the amount of this Letter of Credit shall be reduced to zero and (ii) to return the original hereof to us promptly after the Termination Date.

          5. The "Termination Date" shall be the earliest of 5:00 p.m., New York time, (a) on the Settlement Date of any Final Draw, (b) on the Settlement Date of any Partial Draw pursuant to paragraph 3(a)(ii)(B) hereof, (c) on the date the Available Amount hereof is otherwise fully drawn or reduced to zero and
(d) [INSERT DATE WHICH IS 365 DAYS FROM SCHEDULED COMMENCEMENT DATE AND THE NUMBER OF DAYS UNTIL THE NEXT SPECIAL DISTRIBUTION DATE AT LEAST 20 DAYS AFTER SUCH 365TH DAY] (or if such date is not a Business Day, on the next succeeding Business Day).


          6. Any notice referred to herein that is to be given by us to you shall be given by facsimile transmission addressed to you at NationsBank of Georgia, National Association, 600 Peachtree Street, N.E. GA1-006-09-11, Atlanta, Georgia 30308, telecopier: (404) 607-6534, Attention: Corporate Trust Administration (or to such other address or facsimile number designated by you by written notice delivered to us) and shall be effective upon receipt of the appropriate answerback or confirmation by you of your receipt of the facsimile transmission. We will also forward a copy of any notice sent by us to you by overnight (or earlier) delivery service to the address set forth above. All drawings and communications to us with respect to this Letter of Credit shall be in writing and shall be addressed to us at [_________________________________ _______________________________], Attention: [_____________________], and shall specifically refer to the number of this Letter of Credit.




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          7.  Except as set forth below, this Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits (revision effective January 1, 1994) International Chamber of Commerce Publication No. 500, and, as to matters not covered therein, be governed by the law of the State of New York, including without limitation the Uniform Commercial Code as in effect in such State.

          8. This Letter of Credit is not transferrable and the benefit hereof may not be assigned except to a successor trustee to the Indenture Trustee.

          9. This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except as provided in Schedule I and Exhibits 1 through 5 hereto and the notices referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as set forth above.

                                   Very truly yours,


                                   [_________________________________],
                                        [____________________]



                                   By________________________________
                                     Name:
                                     Title:



                                   By________________________________
                                     Name:
                                     Title:


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                                                                   SCHEDULE I
                                                                       to
                                                                Letter of Credit
                                                                ----------------

          Unless otherwise defined in this Schedule or the Letter of Credit, capitalized terms used herein or therein shall have the meanings assigned thereto in Schedule II to the Participation Agreement. Reference herein to any agreement shall mean such agreement (other than the Lease and Lease Supplement) as in effect on the date of the Letter of Credit.

          "AVAILABLE AMOUNT" shall mean, subject to the second to last sentence of paragraph 2 of the Letter of Credit, as of any Settlement Date the difference between (i) the Stated Amount and (ii) the aggregate amount paid out pursuant to prior drawings under the Letter of Credit.

          "BASIC RENT" shall mean the aggregate periodic rent payable throughout the Basic Term pursuant to Section 3.01 of the Lease.

          "BUSINESS DAY" shall mean any day on which commercial banks are not authorized or required to close in New York City and Memphis, Tennessee, and so long as the Lien of the Indenture is in effect, in Atlanta, Georgia, and Columbia, South Carolina, and thereafter in Salt Lake City, Utah.

          "CERTIFICATES" shall mean the Equipment Trust Certificates (Federal Express Trust No.___) issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

          "COLLATERAL AGREEMENT" shall mean the Collateral Agreement, dated as of _________ 1994, between the Owner Trustee and the Indenture Trustee, as such agreement is in effect on the date hereof.

          "COMMENCEMENT DATE" shall mean the date on which the Aircraft is leased by the Lessor to the Lessee under the Lease, which date shall also be the date of the initial Lease Supplement.

          "CUT-OFF DATE" shall mean the earlier to occur of (i) the date which is 365 days after the Scheduled Commencement Date, or any earlier Business Day (but in no event earlier than the Scheduled Commencement Date) specified as the Cut-off Date by the Owner Trustee in an irrevocable written notice (including, without limitation, in any such notice contemplated by Section 12 of the Agreement to Lease) given to the Indenture Trustee not less than 30 days prior thereto and (ii) 30 days after the date of any Pre-Lease Termination Notice in accordance with Section 3 of the Agreement to Lease.



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          "DEBT PORTION" shall mean the amount specified as such on Schedule IV to the Participation Agreement.

          "EXCHANGE DATE" shall mean the date on which the Indenture Trustee releases the Debt Portion pursuant to Section 7(e) of the Collateral Agreement.

          "FINAL DRAW" shall mean any draw under the Letter of Credit contemplated by Section 6(c) of the Collateral Agreement.

          "FINAL DRAW AMOUNT" shall mean the amount drawn or to be drawn pursuant to a Final Draw.

          "INTEREST PAYMENT DATE" shall mean each ________ and _________, commencing _________, 1994

          "LEASE" shall mean the Lease Agreement (Federal Express Corporation Trust No. ______), in the form of Exhibit B to the Participation Agreement, dated as of the Commencement Date or prior thereto, between the Lessor and the Lessee, as said Lease may from time to time be supplemented or amended, or its terms waived or modified, to the extent permitted by, and in accordance with, the terms of the Indenture, including, without limitation, supplementation by the Lease Supplement.

          "LEASE SUPPLEMENT" shall mean the Lease Supplement, substantially in the form of Exhibit A to the Lease, entered into between the Lessor and the Lessee.

          "PARTIAL DRAW" shall mean any draw under the Letter of Credit contemplated by Section 6(b) or 6(d) of the Collateral Agreement.

          "PARTIAL DRAW AMOUNT" shall mean the amount drawn or be drawn pursuant to any Partial Draw.

          "PAYMENT DATE" shall mean any Interest Payment Date or Sinking Fund Redemption Date.

          "PRE-FUNDING PREPAYMENT DATE" shall mean the date of any prepayment of the Certificates required pursuant to Section 6.02(a)(vi) of the Indenture.

          "PRE-FUNDING TERMINATION NOTICE" shall mean the Pre-Funding Termination Notice provided pursuant to Section 3 of the Agreement to Lease.


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          "PREPAYMENT PRICE" shall mean the aggregate amount required to be paid pursuant to clause (i) of the last sentence of Section 6.02(b) of the Indenture which amount shall be the sum of the aggregate principal amount of the Certificates, accrued interest on the Certificates to the date of prepayment and all other aggregate sums due to any Holder or the Indenture Trustee under the Indenture, the Participation Agreement or the Lease.

          "SCHEDULED COMMENCEMENT DATE" shall mean ____________.

          "SETTLEMENT DATE" shall mean, with respect to any Partial Draw or Final Draw, the first Business Day to fall on or after the fourth [__________] Business Day to occur following the day of presentation pursuant to (and determined in accordance with the provisions of) paragraph 4 of the Letter of Credit and otherwise in conformity with all of the terms of the Letter of Credit.

          "SINKING FUND REDEMPTION DATE" shall mean the dates specified as such in Section 6.06 of the Indenture.

          "SINKING FUND REDEMPTION PRICE" shall have the meaning set forth in
Section 6.06 of the Indenture.

          "SPECIFIED INVESTMENTS" shall have the meaning assigned thereto in the Collateral Agreement.

          "STATED AMOUNT" shall have the meaning assigned thereto in paragraph 1 of the Letter of Credit.

          "TERMINATION DATE" shall have the meaning assigned thereto in paragraph 5 of the Letter of Credit.


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                                                                   EXHIBIT 1
                                                                       to
                                                                Letter of Credit
                                                                ----------------



                                                                         [Place]

                                                                    [Date], 199_


On [Settlement Date]


     PAY TO                             U.S. $[not to exceed relevant
     [Indenture Trustee]           Partial Draw Amount or Final Draw Amount]
                                   DOLLARS,

     [Insert wire instructions]


     FOR VALUE RECEIVED AND CHARGE TO ACCOUNT OF LETTER OF CREDIT
     NO. _______________

     To:  [_________________________________________]





                                  [Indenture Trustee]



                                   By ___________________________
                                        [Name and Title of Authorized
                                        Representative of Indenture Trustee]


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                                                                   EXHIBIT 2
                                                                       to
                                                                Letter of Credit
                                                                ----------------
                         CERTIFICATE FOR A PARTIAL DRAW
                    (Letter of Credit Paragraph 3(a)(ii)(A))

To:  [_____________________________________]





          The undersigned, duly authorized representatives of [Indenture Trustee], beneficiary under that certain Irrevocable Letter of Credit No. __________ dated __________ issued by [__________________________________
______________] (the "LETTER OF CREDIT"), hereby certify as follows:

          1. The Exchange Date has not occurred prior to the date hereof and the Payment Date to which this Partial Draw relates is ____________, 199_.

          2. The Partial Draw Amount for such Payment Date is calculated as follows:

          (a)  The amount of cash expected to                         $_________
               be in the Collateral Account on
               such Payment Date (giving effect to any
               income from or proceeds of any Specified
               Investments (as defined in the Collateral
               Agreement) scheduled to mature on or prior to such Payment Date)

          (b)  The Debt Portion                                       $_________

          (c)  The excess of (a) over (b)                             $_________

          (d)  The aggregate amount of interest                       $_________
               and any Sinking Fund Redemption
               Price due with respect to the
               Certificates as of such Payment Date

          (e)  The Partial Draw Amount for such                       $_________
               Payment Date (I.E., the excess
               of (d) over (c))



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          3.   The amount of the accompanying draft for the Partial   Draw
               Amount does not exceed the Available Amount under the Letter of Credit as of the date for payment thereof.

          4.   The date hereof is a Business Day.

          Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Letter of Credit (including Schedule I thereto).

          IN WITNESS WHEREOF, the undersigned have executed this Certificate as of ____________________, 19__.


                                   [Indenture Trustee]


                                   By________________________
                                   [Name and Title of Authorized
                                   Representative of Indenture Trustee]


                                   By_______________________
                                   [Name and Title of
                                   Authorized Representative
                                   of Indenture Trustee]


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                                                                   EXHIBIT 3
                                                                       to
                                                                Letter of Credit
                                                                ----------------

                         CERTIFICATE FOR A PARTIAL DRAW
                    (Letter of Credit Paragraph 3(a)(ii)(B))

To:  [________________________________________]





          The undersigned, duly authorized representatives of [Indenture Trustee], beneficiary under that certain Irrevocable Letter of Credit No. __________ dated __________ issued by [__________________________________
_____________] (the "LETTER OF CREDIT"), hereby certify as follows:

          1. The Exchange Date occurred on _________ and the first Payment Date thereafter is ______________.

          2.   The Partial Draw Amount for such Payment Date is as follows:

          (a)  The amount of cash expected to be in the            $____________
               Collateral Account on such Payment Date
               (giving effect to income from or proceeds of Specified Investments (as defined in the Collateral Agreement) scheduled to mature on or prior to such Payment Date)

          (b)  The excess of (i) the amount of any                 $____________
               interest and any Sinking Fund
               Redemption Price due with respect
               to the Certificates as of such
               Payment Date over (ii) the amount
               of Basic Rent due on such Payment
               Date pursuant to the Lease

          (c)  The Partial Draw Amount for such                    $____________
               Payment Date (I.E., the excess of
               (b) over (a))



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          3.   The amount of the accompanying draft for the Partial Draw Amount does not exceed the Available Amount under the Letter of Credit as of the date for payment thereof.

          4.   The date hereof is a Business Day.

          Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Letter of Credit (including Schedule I thereto).

          IN WITNESS WHEREOF, the undersigned have executed this Certificate as of ____________________, 19__.


                                   [Indenture Trustee]


                                   By________________________________
                                     [Name and Title of Authorized
                                     Representative of Indenture Trustee]


                                   By________________________________
                                     [Name and Title of Authorized
                                      Representative of Indenture Trustee]


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                                                                   EXHIBIT 4
                                                                       to
                                                                Letter of Credit

                          CERTIFICATE FOR A FINAL DRAW
                        (Letter of Credit Paragraph 3(b))

To:  [_________________________________________]





          The undersigned, duly authorized representative of [Indenture Trustee], beneficiary under that certain Irrevocable Letter of Credit No. __________ dated __________ issued by [__________________________________
_____________] (the "LETTER OF CREDIT"), hereby certify as follows:

          1. The Indenture Trustee has received notice of prepayment of the Certificates pursuant to Section 6.02(a)(vi) of the Indenture and the Pre-Funding Prepayment Date is to be ___________ __, 199_.

          2.   The Final Draw Amount is calculated as follows:

          (a)  The amount of cash expected                        $_____________
               to be in the Collateral Account
               on such Pre-Funding Prepayment
               Date (giving effect to any
               income from or proceeds of any
               Specified Investment (as defined
               in the Collateral Agreement)
               scheduled to mature on or prior
               to such Pre-Funding Prepayment Date)

          (b)  The aggregate Prepayment Price                     $_____________
               due with respect to the
               Certificates as of such Pre-
               Funding Prepayment Date

          (c)  The Final Draw Amount (I.E.,                       $_____________
               the excess of (b) over (a))

          3. The amount of the accompanying draft for the Partial Draw Amount does not exceed the Available Amount as of the date for payment thereof.

          4.   The date hereof is a Business Day.

          Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Letter of Credit (including Schedule I thereto).

          IN WITNESS WHEREOF, the undersigned have executed this Certificate as of ____________________, 19__.


                                   [Indenture Trustee]


                                   By________________________________
                                   [Name and Title of Authorized Representative of Indenture Trustee]


                                   By________________________________
                                   [Name and Title of Authorized Representative of Indenture Trustee]


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                                                                   EXHIBIT 5
                                                                       to
                                                                Letter of Credit
                                                                ----------------
                              REDUCTION CERTIFICATE
                         (Letter of Credit Paragraph 4)

To:  [__________________________________________]





          The undersigned, duly authorized representative of [Indenture Trustee], beneficiary under that certain Irrevocable Letter of Credit No. __________ dated __________ issued by [__________________________________
________________] (the "LETTER OF CREDIT"), hereby certify as follows:

          1. [The first Payment Date after the Exchange Date has occurred.] [The date 30 days after the Cut-off Date has occurred.]*

          2. The Stated Amount is reduced to zero and the Letter of Credit is returned herewith to Westdeutsche Landesbank Girozentrale, New York Branch.

          Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Letter of Credit (including Schedule I thereto).

          IN WITNESS WHEREOF, the undersigned have executed this Certificate as of ____________________, 19__.


                                   [Indenture Trustee]


                                   By________________________________
                                   [Name and Title of Authorized Representative of Indenture Trustee]


                                   By________________________________
                                   [Name and Title of Authorized Representative of Indenture Trustee]




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* Insert appropriate language.